Exhibit 10.3

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this Agreement) is made on 20th September 2021.

BETWEEN

1	Virax Biolabs (Cayman) Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 380440 whose registered office is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Cayman Holdco);

2	Virax Biolabs (UK) Limited, a company incorporated under the laws of England and Wales with company number 13630639 whose registered office is located at 30 Broadwick Street, London, W1F 8JB, United Kingdom (the UK Company);

3	Virax Biolabs Limited, a limited company organized under the laws of Hong Kong with company number 29311747 whose registered office is located at Unit 2104, Mongkok Commercial Centre, 16 Argyle Street, Mongkok, Kowloon, Hong Kong (the HK Company); and

4	Each of the selling shareholders of the HK Company as listed in Schedule 1 hereto (each a Selling Shareholder, and collectively, the Selling Shareholders).

Each of the parties to this Agreement is individually referred to herein as a party and collectively as the parties.

RECITALS

A.	The Cayman Holdco is a holding company incorporated under the laws of the Cayman Islands with an authorised share capital of US$50,000 divided into 492,000,000 class A ordinary shares of US$0.0001 par value each (the Class A Shares) and (ii) 8,000,000 class B ordinary shares of US$0.0001 par value each (the Class B Shares), of which 1 Class B Share is currently issued and outstanding. The rights of the Class A Shares and Class B Shares are set out in the memorandum and articles of association of the Cayman Holdco, a copy of which is attached as Schedule 2 hereto.

B.	The Cayman Holdco holds 100% of the issued share capital of the UK Company.

C.	As at the date of this Agreement, the HK Company has 102,478,548 ordinary shares issued and outstanding, all of which are collectively held by the Selling Shareholders (the HK Shares). The Selling Shareholders have agreed to transfer the HK Shares to the UK Company, being a wholly owned subsidiary of the Cayman Holdco, in exchange for an aggregate of (i) 2,549,028 newly issued Class A Shares and (ii) 7,034,305 newly issued Class B Shares of the Cayman Holdco (collectively, the Cayman Shares).

D.	The board of directors of each of the Cayman Holdco, the UK Company and the HK Company has determined that it is desirable to effect this plan of reorganization and share exchange.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1	Interpretation

1.1	In this Agreement:

Business Day means any day, not being a Saturday, Sunday or public holiday, when the banks of Cayman Islands and Hong Kong are open for business;

Cayman Shares has the meaning given in the Recitals;

Class A Shares has the meaning given in the Recitals;

Class B Shares has the meaning given in the Recitals;

Completion means completion of the transfer and issue of the shares pursuant to this Agreement;

Completion Date means the date of this Agreement;

Encumbrance means any and all charges, liens, equities, encumbrances, claims or restrictions;

Governmental Entity means any government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign;

HK Shares has the meaning prescribed in the Recitals;

Laws means statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, decrees, common law, or any rule, regulation, directive, treaty provision, governmental guidelines or interpretations having the force of law, permits and orders of any Governmental Entity.

Parent company means any company which holds a majority of the voting rights in another company, or which is a member of another company and has the right to appoint or remove a majority of its board of directors, in either case whether directly or indirectly through one or more companies; and

Subsidiaries means any company in relation to which the another company is its Parent Company.

1.2	In this Agreement, unless the context otherwise requires:

(a)	references to this Agreement or any other document include this Agreement or such other document as varied, modified or supplemented in any manner from time to time;

(b)	references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective permitted successors, assigns or transferees;

(c)	references to Recitals and Clauses and sub-divisions of them are references to the Recitals and Clauses of this Agreement and sub-divisions of them respectively;

(d)	references to any enactment include references to such enactment as re-enacted, amended or extended and any subordinate legislation made from time to time under it;

(e)	references to a person include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

(f)	a word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders;

(g)	any reference to indemnifying any person against any circumstance includes indemnifying and holding that person harmless from all actions, claims, demands and proceedings of any nature from time to time made against that person and all losses, damages, payments, awards, costs or expenses made, suffered or incurred by that person as a consequence of, or which would not have arisen but for, that circumstance;

(h)	references to US$ are references to the currency of the United States of America; and

(i)	headings are inserted for convenience only and shall be ignored in construing this Agreement.

1.3	The Recitals and Schedule to this Agreement form part of this Agreement.

2	Exchange of Shares

2.1	On and subject to the terms of this Agreement, each of the Selling Shareholders shall transfer with full title guarantee the HK Shares that he holds as set forth in Schedule 1 to the UK Company on and with effect from Completion, in each case free from all Encumbrances whatsoever and together with all rights which are now, or at any time hereafter may become, attached to them (including without limitation the right to receive all dividends and distributions declared, made or paid on or after the Completion Date).

2.2	In consideration for the transfer of the HK Shares, the Cayman Holdco shall issue the Cayman Shares, credited as fully paid, to the Selling Shareholders in accordance with Schedule 1. Each Selling Shareholder agrees and consents to the entry of his/her/its registered address as recorded in the register of members of the HK Company as his/her/its address to be recorded in the register of members of the Cayman Holdco.

2.3	The Cayman Holdco shall not be obliged to issue the Cayman Shares unless the transfer of all the HK Shares to the UK Company is completed simultaneously and if such transfer is not completed on the Completion Date then the Cayman Holdco shall be entitled to rescind this Agreement without liability of any kind on its part, but without prejudice to its rights in respect of any pre-existing breach of the terms hereof, including any breach giving rise to such right to rescind.

3	Completion

3.1	Subject to the provisions of this Clause, Completion shall take place on the Completion Date.

3.2	On Completion, each of the Selling Shareholders shall cause to be delivered to Cayman Holdco:

(a)	a duly executed transfer instrument in respect of all the HK Shares that it holds in favour of the UK Company, together with the share certificates relating to such shares;

(b)	a duly executed bought and sold notes in respect of all of the HK Shares that it holds in favour of the UK Company;

(c)	share certificates (if any) in respect of all the HK Shares;

(d)	(in respect of any Selling Shareholders which is a corporate entity) a copy of the resolution of its board of directors authorising the execution of and the performance by the relevant company of its obligations under this Agreement;

(e)	a duly signed copy of this Agreement; and

(f)	such other documents (including any power of attorney under which any document required to be delivered under this Clause has been executed and any waivers or consents) as the UK Company may require to enable it to be registered as the holder of the HK Shares.

3.3	On Completion, the HK Company shall:

(a)	cause written resolutions of the directors of the HK Company duly passed at which the transfers of the HK Shares shall be approved for registration;

(b)	procure that a copy of this Agreement, duly executed and dated, to be delivered to Hong Kong Stamp Office for stamping; and

(c)	provide a copy of the updated register of members of the HK Company to the Cayman Holdco evidencing that the UK Company is the sole shareholder of all of the issued shares of the HK Company.

3.4	On Completion, the Cayman Holdco shall, following compliance by the HK Company with the foregoing:

(a)	cause written resolutions of the director of the Cayman Holdco duly passed at which the issuance and allotment of the Cayman Shares shall be approved for registration;

(b)	procure the issuance to each of the Selling Shareholders of the Cayman Shares; and

(c)	deliver a share certificate in respect of the newly issued Cayman Shares to the Selling Shareholders.

3.5	At any time on or after the Completion Date, each of the Selling Shareholders shall take all reasonable steps to execute such documents, and take such further action, as the Cayman Holdco and/or the UK Company may reasonably require for the purpose of giving effect to the provisions of this Agreement.

4	Representations and Warranties of each Selling Shareholder

4.1	Each Selling Shareholder hereby represent and warrant to the Cayman Holdco as of the date hereof as follows:

(a)	Good Title. The Selling Shareholders are the legal and beneficial owners of, and have good title to, the HK Shares, with the right and authority to sell and deliver the HK Shares to the UK Company as provided herein. Upon delivery of any certificate or certificates duly endorsed for transfer to the UK Company representing the same as herein contemplated and/or upon registering of the UK Company as the new owner of the HK Shares in the share register of the HK Company, the UK Company will receive good title to the HK Shares, free and clear of Encumbrances.

(b)	Power and Authority. All acts required to be taken by the Selling Shareholders to enter into this Agreement and to carry out the transactions contemplated herein have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with the terms hereof.

(c)	No Conflicts. The execution and delivery of this Agreement by the Selling Shareholders and the performance by the Selling Shareholders of their obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any Governmental Entity under any Laws; (ii) will not violate any Laws applicable to the Selling Shareholders; and (iii) will not violate or breach any contractual obligation to which the Selling Shareholders are a party.

(d)	Purchase Entirely for Own Account. The Cayman Shares proposed to be acquired by the Selling Shareholders hereunder will be acquired for investment for their own account, and not with a view to the resale or distribution of any part thereof, and the Selling Shareholders have no present intention of selling or otherwise distributing the Cayman Shares, except in compliance with applicable securities laws.

(e)	Available Information. The Selling Shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Cayman Holdco.

5	Representations and Warranties of the HK Company

The HK Company hereby represent and warrant to the Cayman Holdco, as follows:

5.1	Organization, Standing and Power. The HK Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and in which it has a place of business and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

5.2	Capital Structure. The HK Shares constitute the whole of the issued share capital of the HK Company. No person has the right or option (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital in the HK Company. All the HK Shares are duly authorized, validly issued, fully paid or properly credited as fully paid and there is no liability to pay any additional contributions on the HK Shares. The HK Shares are not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the applicable corporate laws of Hong Kong, the HK Company’s constitutional documents or any agreement or contract to which the HK Company is a party or otherwise bound.

5.3	Subsidiaries. The information in respect of the HK Company’s group structure set out in Schedule 3 is true, accurate, complete and not misleading. The HK Company (or its Subsidiary) is the sole legal and beneficial owner free from all Encumbrances of the issued shares in the capital of the relevant Subsidiary of which is it identified as a shareholder. All such shares are fully paid or properly credited as fully paid and there is no outstanding liability to pay any additional contributions on such shares. No person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any shares or loan capital in any Subsidiary.

5.4	Authority; Execution and Delivery; Enforceability. The HK Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery by the HK Company of this Agreement and the consummation by the HK Company of the transactions contemplated herein have been duly authorized and approved by the board of directors of the HK Company and no other corporate proceedings on the part of the HK Company are necessary to authorize this Agreement and the transactions contemplated herein. When executed and delivered, this Agreement will be enforceable against the HK Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the HK Company is subject.

5.5	Litigation. Neither the HK Company nor any of its Subsidiaries is a not a party to any litigation, arbitration or administrative proceedings which are in progress, threatened or pending by or against or concerning it or any of its assets.

5.6	Compliance with Applicable Laws. Each of the HK Company and its Subsidiaries is in compliance with all applicable Laws at all times.

5.7	Contracts and Title to Properties. None of HK Company or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract to which it is a party or by which it or any of its properties or assets is bound. Each of the HK Company and its Subsidiaries has sufficient title to, or valid leasehold interests in, all of its properties and assets (including, without limitation, any intellectual property rights and licences) used in the conduct of its businesses.

6	Representations and Warranties of the Cayman Holdco

The Cayman Holdco hereby represent and warrant to each Selling Shareholder, as follows:

6.1	Organization, Standing and Power. The Cayman Holdco is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

6.2	Capital Structure. The authorized share capital of the Cayman Holdco is US$50,000 comprising of (i) 492,000,000 Class A Shares and (ii) 8,000,000 Class B Shares, of which 1 Class B Share has been issued. No other shares or other voting securities of the Cayman Holdco are issued, reserved for issuance or outstanding. All outstanding share(s) of the Cayman Holdco are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the laws and regulations of the Cayman Islands, the Cayman Holdco’s constitutional documents, or any agreement or contract to which the Cayman Holdco is a party or otherwise bound.

6.3	Authority; Execution and Delivery; Enforceability. The Cayman Holdco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery by the Cayman Holdco of this Agreement and the consummation by the Cayman Holdco of the transactions contemplated herein have been duly authorized and approved by the board of directors of the Cayman Holdco and no other corporate proceedings on the part of the Cayman Holdco are necessary to authorize this Agreement and the transactions contemplated herein. When executed and delivered, this Agreement will be enforceable against the Cayman Holdco in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Cayman Holdco is subject.

6.4	Litigation. The Cayman Holdco is a not a party to any litigation, arbitration or administrative proceedings which are in progress, threatened or pending by or against or concerning it or any of its assets.

6.5	Compliance with Applicable Laws. The Cayman Holdco is in compliance with all applicable Laws.

7	Costs

7.1	Subject to Clause 7.2 and except as otherwise provided in this Agreement, the HK Company shall be responsible for its own, Cayman Holdco and UK Company’s costs, charges and other expenses (including those of its Affiliates) incurred in connection with negotiating, preparing, entering into and completing this Agreement and the other Transaction Documents (including any notarisation and/or registration fees if applicable) and the Selling Shareholders shall each be responsible for their own respective costs, charges and other expenses (including those of its Affiliates) incurred in connection with negotiating, preparing, entering into and completing this Agreement and the other Transaction Documents (including any notarisation and/or registration fees if applicable).

7.2	Any stamp duty or other transfer taxes (including interest and penalties) payable in respect of the transfer of the HK Shares shall be borne by the UK Company.

8	Notices

8.1	Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by pre-paid airmail/first class/registered post addressed to that party at such address, or sent by facsimile transmission to a machine situated at such address and shall if:

(a)	personally delivered, be deemed to have been received at the time of delivery;

(b)	posted, be deemed to have been received on the fifth Business Day after the date of posting; or

(c)	sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) that the facsimile has been transmitted to the addressee, provided that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 6.00 pm on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am on the next following Business Day.

8.2	For the purposes of this Clause the authorised address of (i) the Cayman Holdco, the UK Company and the HK Company shall be the address set out at the heading of this Agreement and (ii) the Selling Shareholders shall be the address as set out in the register of members of the HK Company as at the date of this Agreement, or such other address as that party may notify to the others in writing from time to time in accordance with the requirements of this Clause

9	Severance

9.1	If any provision of this agreement is held to be illegal, invalid or unenforceable under the laws of any jurisdiction:

(a)	the legality, validity and enforceability of the remainder of this Agreement shall not be affected;

(b)	the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected;

(c)	such illegal, void or unenforceable provision shall be deemed to be severable from any other provision of this Agreement; and

(d)	the parties shall negotiate in good faith to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

9.2	Without derogating from the preceding clause, the parties agree to negotiate in good faith the terms of an alternative provision in the relevant jurisdiction in place of the deleted provision.

10	Waiver

10.1	A waiver of any right, power, or remedy under this agreement must be in writing signed by the party granting it. It may be given subject to any conditions the grantor thinks fit. The fact that a party fails to do, or delays in doing, something the party is entitled to do under this agreement does not amount to a waiver.

10.2	A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

11	Entire agreement and variation

11.1	This Agreement (together with any documents referred to herein) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement.

11.2	No variation, supplement, deletion or replacement of or from this Agreement or any of its terms shall be effective unless made in writing and signed by or on behalf of each party.

12	Miscellaneous

12.1	Each of the parties hereto shall execute and deliver all such instruments and other documents and take all such actions as are reasonably required in order to give full effect to the provisions of this Agreement.

12.2	This Agreement may not be assigned by either party without the written consent of the other.

12.3	This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same document.

13	Third Party Rights

13.1	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, 2014, as amended, modified, re-enacted or replaced, to enforce directly any term of this Agreement. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement is not required for any variation of, amendment to, or release, rescission, or termination of, this Agreement

14	Governing law and jurisdiction

14.1	This Agreement is governed by the law of the Cayman Islands.

14.2	The parties submit to the non-exclusive jurisdiction of the courts of the Cayman Islands and the courts of appeal from them to determine any dispute arising out of or in connection with this agreement. The parties agree not to object to the exercise of jurisdiction of those courts on any basis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

CAYMAN HOLDCO:

For and on behalf of
Virax Biolabs (Cayman) Limited

By:	/s/ Foster James Alexander Cunliffe
Name:	Foster James Alexander Cunliffe
Title:	Director

UK COMPANY:

For and on behalf of
Virax Biolabs (UK) Limited

By:	/s/ James Foster
Name:	James Foster
Title:	Director

HK COMPANY:

For and on behalf of
Virax Biolabs Limited

By:	/s/ Foster James Alexander Cunliffe
Name:	Foster James Alexander Cunliffe
Title:	Director

Selling Shareholders

/s/ Foster James Alexander Cunliffe		/s/ Shaw Cameron Lee
Foster James Alexander Cunliffe		Shaw Cameron Lee

/s/ Ternouth Mark James		/s/ George Tomasz Evan
Ternouth Mark James		George Tomasz Evan

For and on behalf of		For and on behalf of
VIRALCLEAR RAPID TEST CORP.		Kasin Pte. Ltd.

/s/ Alexander Somjen		/s/ Sebastian Kohler
By:	Alexander Somjen	By:	Sebastian Kohler
Title:	Director	Title:	Director

/s/ Shenk Jason Gerald		/s/ Chaumet Sebastien
Shenk Jason Gerald		Chaumet Sebastien

/s/ Foster Patrick Henry Cunliffe		/s/ Gordon Katherine Nahon
Foster Patrick Henry Cunliffe		Gordon Katherine Nahon

/s/ Feiss III George James		/s/ Smayda Alex Lucas
Feiss III George James		Smayda Alex Lucas

/s/ Liebe Paul Lawrence		/s/ Foster Fiona Elizabeth Cunliffe
Liebe Paul Lawrence		Foster Fiona Elizabeth Cunliffe

/s/ Thornton James Fitzgerald		/s/ Foster Anne Rosemary Scott
Thornton James Fitzgerald		Foster Anne Rosemary Scott

/s/ Parken Darold H	/s/ Hausherr Rudiger Gisbert Paul
Parken Darold H	Hausherr Rudiger Gisbert Paul

/s/ Monson Gary Lance	/s/ Betsalel Steven Michael
Monson Gary Lance	Betsalel Steven Michael

/s/ Newby Jay Eliot	/s/ Youngman Kevin James
Newby Jay Eliot	Youngman Kevin James

/s/ Johnston Rowan Kenley	/s/ Brock Arthur Thomas
Johnston Rowan Kenley	Brock Arthur Thomas

/s/ Friedrich Panning Heinz Hermann	/s/ Sundher Ranjeet
Friedrich Panning Heinz Hermann	Sundher Ranjeet

/s/ Gee Ian Denis	/s/ Braun Gregory D L
Gee Ian Denis	Braun Gregory D L

For and on behalf of Pacific Frontier Investments LLC	For and on behalf of STBS Consultants Limited

/s/ Mark Murrel		/s/ Theodore Harrison
By:	Mark Murrel	By:	Theodore Harrison
Title:	Director	Title:	Director

For and on behalf of Seraph Holdings Ltd.	For and on behalf of H&P Facilities Limited

/s/ Marvin Yee		/s/ Neil Passmore
By:	Marvin Yee	By:	Neil Passmore
Title:	Director	Title:	Director

For and on behalf of	For and on behalf of
Dunster 22 Limited	Veritas Holdings LLC

/s/ James Thornton		/s/ Christopher May
By:	James Thornton	By:	Christopher May
Title:	Director	Title:	Director

For and on behalf of Sam Dimas Limited	For and on behalf of Gralex Corporation

/s/ Yati Merrin		/s/ Jinwei Ma
By:	Yati Merrin	By:	Jinwei Ma
Title:	Director	Title:	Director

/s/ Michael Roukounakis	/s/ Rhee Lawrence Young
Michael Roukounakis	Rhee Lawrence Young

For and on behalf of KOMODO HOLDINGS (ALBERTA) ULC

/s/ Perrault Nikolas	/s/ Nikolas Perrault
Perrault Nikolas	By:	Nikolas Perrault
	Title:	Director

SCHEDULE 1

Share Exchange between HK Shares and Cayman Shares

Name of Selling Shareholder	HK Shares held and to be transferred	% held in HK Company	No. and class of Cayman Shares to be issued			% held in Cayman Company

Foster James Alexander Cunliffe	37,592,784	36.68%	3,515,508	*	Class B	36.68%
Shaw Cameron Lee	34,841,144	34.00%	3,258,188		Class B	34.00%
Ternouth Mark James	636,800	0.62%	59,551		Class B	0.62%
George Tomasz Evan	2,150,000	2.10%	201,058		Class B	2.10%
VIRALCLEAR RAPID TEST CORP.	4,000,001	3.90%	374,062		Class A	3.90%
Shenk Jason Gerald	7,625,120	7.44%	713,067		Class A	7.44%
Chaumet Sebastien	4,687	0.00%	438		Class A	0.00%
Kasin Pte. Ltd.	185,584	0.18%	17,355		Class A	0.18%
Foster Patrick Henry Cunliffe	7,887,121	7.70%	737,568		Class A	7.70%
Gordon Katherine Nahon	5,500	0.01%	514		Class A	0.01%
Feiss III George James	35,616	0.03%	3,331		Class A	0.03%
Smayda Alex Lucas	13,200	0.01%	1,234		Class A	0.01%
Liebe Paul Lawrence	39,318	0.04%	3,677		Class A	0.04%
Foster Fiona Elizabeth Cunliffe	689,299	0.67%	64,460		Class A	0.67%
Thornton James Fitzgerald	352,000	0.34%	32,917		Class A	0.34%
Foster Anne Rosemary Scott	275,000	0.27%	25,717		Class A	0.27%
Parken Darold H	89,100	0.09%	8,332		Class A	0.09%
Hausherr Rudiger Gisbert Paul	11,000	0.01%	1,029		Class A	0.01%
Monson Gary Lance	176,000	0.17%	16,459		Class A	0.17%
Betsalel Steven Michael	89,980	0.09%	8,415		Class A	0.09%
Newby Jay Eliot	22,000	0.02%	2,057		Class A	0.02%
Youngman Kevin James	103,169	0.10%	9,648		Class A	0.10%
Johnston Rowan Kenley	181,534	0.18%	16,976		Class A	0.18%
Brock Arthur Thomas	140,597	0.14%	13,148		Class A	0.14%
Friedrich Panning Heinz Hermann	184,800	0.18%	17,282		Class A	0.18%
Sundher Ranjeet	270,600	0.26%	25,305		Class A	0.26%
Gee Ian Denis	86,233	0.08%	8,064		Class A	0.08%
Pacific Frontier Investments LLC	52,617	0.05%	4,921		Class A	0.05%
STBS Consultants Limited	132,589	0.13%	12,399		Class A	0.13%
Seraph Holdings Ltd.	66,610	0.06%	6,229		Class A	0.06%
H&P Facilities Limited	220,000	0.21%	20,573		Class A	0.21%
Dunster 22 Limited	110,000	0.11%	10,287		Class A	0.11%
Veritas Holdings LLC	165,000	0.16%	15,430		Class A	0.16%
Braun Gregory D L	33,743	0.03%	3,155		Class A	0.03%
Sam Dimas Limited	259,050	0.25%	24,225		Class A	0.25%
Gralex Corporation	275,000	0.27%	25,717		Class A	0.27%
Michael Roukounakis	22,000	0.02%	2,057		Class A	0.02%
Rhee Lawrence Young	1,526,876	1.49%	142,787		Class A	1.49%
Perrault Nikolas	1,526,876	1.49%	142,787		Class A	1.49%
KOMODO HOLDINGS (ALBERTA) ULC	400,000	0.39%	37,406		Class A	0.39%
TOTAL ISSUED SHARES HELD BY SELLING SHAREHOLDERS	102,478,548		2,549,028		Class A
			7,034,306	**	Class B

*	Note: Foster James Alexander Cunliffe currently holds 1 Class B Share in Cayman Holdco, and accordingly his total shareholding after the completion of this transaction will be 3,515,509 Class B Shares.

**	Inclusive of the existing 1 Class B Share held by Foster James Alexander Cunliffe prior to the date of this Agreement.

SCHEDULE 2

MEMORANDUM AND ARTICLES OF ASSOCIATION OF CAYMAN HOLDCO

SCHEDULE 3

GROUP STRUCTURE CHART